SUB-ITEM 77Q1(A)
                   AMENDMENTS TO TRUST INSTRUMENT AND BY-LAWS

The Registrant's By-laws, Exhibit (b) to the Registrant's Registration Statement on Form N-1A, is incorporated by reference as filed via EDGAR on March 1, 2004, accession number 00001275125-04-00043.

The Registrant's Trust Instrument, Exhibit (c) to the Registrant's Registration Statement on Form N-1A, is incorporated by reference as filed via EDGAR on April 30, 2004, accession number 00001275125-04-000116.